 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 26, 2017, relating to the financial statements and financial highlights, which appear in Bogle Investment Management Small Cap Growth Fund, Free Market U.S. Equity Fund, Free Market International Equity Fund, Free Market Fixed Income Fund, Matson Money U.S. Equity VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money Fixed Income VI Portfolio, The Schneider Small Cap Value Fund, and the Adara Smaller Companies Fund (formerly, the Altair Smaller Companies Fund)(each constituting a separate series of the RBB Fund, Inc.) Annual Reports on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights", and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

December 28, 2017